Exhibit 99.1

Sino-Global Announces 2019 Year End Financial Results;

Company Continues Transition to Shipping Agency Focus

Roslyn, New York, September 30, 2019 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company”, “we”, “our”, or “us”), a non-asset based global logistics service provider, announced its financial and operating results for the fiscal year ended June 30, 2019.

The Company has also provided more detailed information on its annual report on Form 10-K filed this morning with the U.S. Securities and Exchange Commission. Management encourages investors to review this filing for more details of the Company’s financial results for the fiscal year 2019, background on Sino-Global’s business and history, as well as the Company’s strategies for the coming fiscal year.

Management Comments – Strategy Moving into Fiscal 2020

Mr. Lei Cao, Chairman and Chief Executive Officer of Sino-Global commented, “We continue to pay greater attention to expanding our ship services following a challenging year due to the intense U.S./China trade relations. Throughout the year, current trade dynamics increased the expense for shipping carrier clients to ship cargo into U.S. ports, resulting in lower shipping volumes and lower utilization of our online platform, which has caused us to shift our focus back to the global shipping agency business. The shipping agency industry in the world has improved in the past years and the number of shipping agencies overall has decreased due to the failure to provide a competitive price and to embrace technology as a resource in serving client needs. We already have a network that covers the U.S. east coast, west coast, Canada, Australia, Hong Kong, Beijing, and Ningbo, and we intend to utilize our previous investments in technology to provide a broader base of services to our customers. We maintain strong relationships with customers and market resources. The current shipping agency market is more competitive yet enable companies like us who have better resources in this market niche to expand.”

Mr. Cao concluded, “While we were pleased with higher sales this year, we understand that the Company needs to collect revenues from larger shipping agencies to take advantage of our cash generating potential. In addition, in fiscal year 2020, we expect to provide shipping management service, which includes ship insurance arrangements and operations; ship maintenance and inspection; crew recruitment, training and supply and ship technical services. We will focus on expanding our business to increase sales revenue in the United States and get more customers who can settle in U.S. dollars. Overall, we believe that the Company has properly positioned itself to take advantage of another revenue growth opportunity. As we move forward into fiscal 2020, we will be focusing on leveraging our growing infrastructure to improve operating margins and the bottom line. We expect to provide a shareholder letter to outline our growth strategy for the coming year prior to our next annual meeting.”

Fiscal Year 2019 Financial Review

●	Total revenues increased by approximately 81.1% to approximately $41.8 million during the year, compared to approximately $23.1 million in the prior fiscal year. This increase was due to the Company’s continuing efforts to diversify its business perspectives, resulting in the rise in revenues generated from its freight logistics services segment. Freight logistics services consist primarily of cargo forwarding, brokerage and other freight services in China.

●	In the second quarter of 2019, the Company decided to transition back into the shipping agency business, because it now has an integrated online logistics platform that allows it to handle a wider base of customers in China and other ports of the world. For the years ended June 30, 2019 and 2018, shipping agency services generated revenues of $2,093,680 and $0, respectively, and gross profit of $199,348 and $0, respectively, representing a 100.0% increase in both revenues and gross profit.

●	The increase of revenue in the shipping agency services segment was due to the increase in the total number of ships the Company served. For the year ended June 30, 2019, the Company served 57 ships.

●	The Company’s gross profit for the 2019 fiscal year was approximately $5.8 million, compared to approximately $7.5 million in the prior fiscal year. Gross profit margin during the year decreased to approximately 13.8% from approximately 32.4%, which was largely attributed to a greater portion of revenues coming from providing freight logistics services and shipping agency business with relative low gross profit margins. Gross profit margin decreased as a result of significiantly increased cost of revenues, mainly from the freight logistics services segment due to an increase in freight cost of carriers resulting from the increase in shipping volume.

The following tables present summary information by segments mainly regarding the top-line financial results for the years ended June 30, 2019 and 2018:

	For the Year Ended June 30, 2019
	Shipping Agency Services	Inland Transportation Management Services	Freight Logistics Services	Container Trucking Services	Total
Revenues
- Related party	$-	$433,383	$-	$-	$433,383
- Third parties	$2,093,680	$1,036,416	$37,725,136	$482,432	$41,337,664
Total revenues	$2,093,680	$1,469,799	$37,725,136	$482,432	$41,771,047
Cost of revenues	$(1,894,332)	$(128,624)	$(33,556,109)	$(427,445)	$(36,006,510)
Gross profit	$199,348	$1,341,175	$4,169,027	$54,987	$5,764,537
Depreciation and amortization	$-	$110,821	$1,902	$18,197	$130,920
Total capital expenditures	$-	$-	$125,817	$17,675	$143,493
Gross margin%	9.5%	91.2%	11.1%	11.4%	13.8%

	For the Year Ended June 30, 2018
	Shipping Agency Services	Inland Transportation Management Services	Freight Logistics Services	Container Trucking Services	Total
Revenues
- Related party	$-	$2,059,406	$-	$-	$2,059,406
- Third parties	$-	$3,441,001	$16,467,671	$1,096,485	$21,005,157
Total revenues	$-	$5,500,407	$16,467,671	$1,096,485	$23,064,563
Cost of revenues	$-	$(874,760)	$(14,013,935)	$(696,998)	$(15,585,693)
Gross profit	$-	$4,625,647	$2,453,736	$399,487	$7,478,870
Depreciation and amortization	$-	$72,954	$1,902	$20,063	$94,919
Total capital expenditures	$-	$-	$778,182	$44,595	$822,777
Gross margin%	-	84.1%	14.9%	36.4%	32.4%

●	Operating loss for the year ended June 30, 2019 was approximately $6.0 million, compared to an operating income of approximately $0.8 million in the prior year. The decrease was largely due to a provision for doubtful accounts of $3,978,893 for the year ended June 30, 2019 compared to the provision for doubtful accounts of $1,726,599 for the year ended June 30, 2018. The increase was due to slower collections from customers. As the Company continues its business relationships with several large customers, it continues to improve its collection efforts to improve its accounts receivable.

●	For the fiscal year ended June 30, 2019, the Company reported net loss attributable to Sino-Global Shipping America, Ltd. of approximately $6.5 million, or loss of $0.45 per diluted share based on approximately 14.4 million weighted average shares outstanding, compared to net income attributable to Sino-Global Shipping America, Ltd. of $0.5 million, or earning of $0.04 per diluted share based on approximately 12.0 million weighted average shares outstanding, for the prior year.

Balance Sheet Information

●	As of June 30, 2019, the Company had approximately $3.1 million in cash, working capital of approximately $10.7 million and stockholders’ equity of approximately $20.5 million; compared to approximately $7.1 million, $15.8 million, and $24.3 million, respectively, as of June 30, 2018.

●	The Company’s allowance for doubtful accounts was approximately $5.7 million as of June 30,2019 compared with allowance of doubtful accounts of approximately $1.7 million as of June 30, 2018. As the Company continues to maintain long-standing relationships with its customers, it will work with these parties to monitor their payments closely and does not believe that there are any significant collection issues with respect to trade accounts receivable.

●	The Company holds no long-term debt.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged originally in shipping, chartering, logistics and related business services. Headquartered in New York, Sino-Global has offices in mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of shipping agency, inland transportation management, freight logistics and container trucking services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.com. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to sell or a solicitation of an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the U.S. Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events unless required by applicable law or regulations.

Contact Information

The Equity Group Inc.

Adam Prior

Senior Vice-President

(212)-836-9606 / aprior@equityny.com

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended
	June 30,
	2019	2018

Net revenues - third parties	$41,337,664	$21,005,157
Net revenues - related party	433,383	2,059,406
Total revenues	41,771,047	23,064,563
Cost of revenues	(36,006,510)	(15,585,693)
Gross profit	5,764,537	7,478,870

Selling expenses	(718,754)	(458,166)
General and administrative expenses	(4,344,435)	(2,812,457)
Impairment loss of deposit for leasehold improvement	(425,068)	-
Provision for doubtful accounts	(3,978,893)	(1,726,599)
Stock-based compensation	(2,267,833)	(1,663,499)
Total operating expenses	(11,734,983)	(6,660,721)

Operating (loss) income	(5,970,446)	818,149

Financial (expenses) income, net	(179,827)	79,502
Other income, net	59,029	575,115
Total other (expenses) income, net	(120,798)	654,617

Net (loss) income before provision for income taxes	(6,091,244)	1,472,766

Income tax expense	(920,869)	(949,659)

Net (loss) income	(7,012,113)	523,107

Net (loss) income attributable to non-controlling interest	(478,269)	64,056

Net (loss) income attributable to Sino-Global Shipping America, Ltd.	$(6,533,844)	$459,051

Comprehensive (loss) income
Net (loss) income	$(7,012,113)	$523,107
Other comprehensive (loss) income - foreign currency	(281,224)	65,981
Comprehensive (loss) income	(7,293,337)	589,088
Less: Comprehensive loss attributable to non-controlling interest	(360,794)	(12,120)
Comprehensive (loss) income attributable to Sino-Global Shipping America, Ltd.	$(6,932,543)	$601,208

Earnings (loss) per share
Basic	$(0.45)	$0.04
Diluted	$(0.45)	$0.04

Weighted average number of common shares used in computation
Basic	14,419,435	11,037,343
Diluted	14,419,435	12,023,036

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2019	2018

Assets
Current assets
Cash	$3,142,650	$7,098,259
Notes receivable	383,792	-
Accounts receivable, less allowance for doubtful accounts of $5,670,274 and $1,682,228 as of June 30, 2019 and 2018, respectively	7,045,846	8,428,853
Other receivables, less allowance for doubtful accounts of $145,176 as of June 30, 2018	98,445	69,239
Advances to suppliers-third parties	4,361,410	704,878
Advances to suppliers-related party	-	3,414,619
Prepaid expenses and other current assets	105,054	588,439
Due from related party, net	807,965	2,087,994
Total Current Assets	15,945,162	22,392,281

Property and equipment, net	989,910	956,429
Intangible assets, net	89,722	153,056
Prepaid expenses	519,503	1,878,258
Other long-term assets - deposits	3,054,706	143,303
Deferred tax assets, net	-	634,500
Total Assets	$20,599,003	$26,157,827

Liabilities and Equity

Current Liabilities
Advances from customers	$68,590	$415,385
Accounts payable	567,619	3,225,661
Taxes payable	3,184,895	2,700,619
Accrued expenses and other current liabilities	1,418,129	280,888
Total current liabilities	5,239,233	6,622,553

Total liabilities	5,239,233	6,622,553

Commitments and Contingencies

Equity
Preferred stock, 2,000,000 shares authorized, no par value, none issued	-	-
Common stock, 50,000,000 shares authorized, no par value; 16,054,534 and 13,271,032 shares issued as of June 30, 2019 and 2018, respectively; 15,879,037 and 13,095,535 outstanding as of June 30, 2019 and 2018, respectively	26,523,830	23,717,330
Additional paid-in capital	2,066,906	1,755,573
Treasury stock, at cost, 175,497 shares as of June 30, 2019 and 2018	(417,538)	(417,538)
Accumulated deficit	(6,968,700)	(434,856)
Accumulated other comprehensive loss	(671,106)	(272,407)
Total Sino-Global Shipping America Ltd. Stockholders’ Equity	20,533,392	24,348,102

Non-controlling Interest	(5,173,622)	(4,812,828)

Total Equity	15,359,770	19,535,274

Total Liabilities and Equity	$20,599,003	$26,157,827

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

 CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

					Additional				Accumulated other
	Preferred Stock		Common Stock		paid-in	Treasury Stock		Accumulated	comprehensive	Noncontrolling
	Shares	Amount	Shares	Amount	capital	Shares	Amount	deficit	income (loss)	interest	Total
BALANCE, June 30, 2017	-	$-	10,281,032	$20,535,379	$688,934	(175,497)	$(417,538)	$(893,907)	$(414,564)	$(4,768,779)	$14,729,525
Issuance of common stock	-	-	2,000,000	1,510,951	1,074,140	-	-	-	-	-	2,585,091
Stock based compensation to management and board	-	-	660,000	759,000	-	-	-	-	-	-	759,000
Stock based compensation to employee	-	-	130,000	364,000	(91,000)	-	-	-	-	-	273,000
Amortization of stock compensation	-	-	-	-	9,665	-	-	-	-	-	9,665
Shares issued for professional services	-	-	200,000	548,000	73,834	-	-	-	-	-	621,834
Disposition of joint venture	-	-	-	-	-	-	-	-	-	(31,929)	(31,929)
Foreign currency translation	-	-	-	-	-	-	-	-	142,157	(76,176)	65,981
Net income	-	-	-	-	-	-	-	459,051	-	64,056	523,107
BALANCE, June 30, 2018	-	$-	13,271,032	$23,717,330	$1,755,573	(175,497)	$(417,538)	$(434,856)	$(272,407)	$(4,812,828)	$19,535,274
Stock based compensation to employees	-	-	1,580,000	1,382,500	-	-	-	-	-	-	1,382,500
Stock based compensation to consultants	-	-	550,000	574,000	(127,500)	-	-	-	-	-	446,500
Issuance of common stock to private investors	-	-	653,502	850,000	-	-	-	-	-	-	850,000
Amortization of shares to management and employees	-	-	-	-	91,000	-	-	-	-	-	91,000
Amortization of shares issued to consultants	-	-	-	-	347,833	-	-	-	-	-	347,833
Foreign currency translation	-	-	-	-	-	-	-	-	(398,699)	117,475	(281,224)
Net loss	-	-	-	-	-	-	-	(6,533,844)	-	(478,269)	(7,012,113)
BALANCE, June 30, 2019	-	$-	16,054,534	$26,523,830	$2,066,906	(175,497)	$(417,538)	$(6,968,700)	$(671,106)	$(5,173,622)	$15,359,770

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	June 30,
	2019	2018

Operating Activities
Net (loss) income	$(7,012,113)	$523,107
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Stock-based compensation	2,267,833	1,663,499
Depreciation and amortization	130,920	94,919
Provision for doubtful accounts	3,978,893	1,726,599
Impairment loss of deposit for leasehold improvement	425,068	-
Deferred tax provision	634,500	114,900
Changes in assets and liabilities
Notes receivable	(386,233)	-
Accounts receivable	(2,553,973)	(7,421,179)
Other receivables	161,057	(31,328)
Advances to suppliers-third parties	(3,671,931)	(662,144)
Advances to suppliers-related party	3,312,666	-
Prepaid expenses and other current assets	1,407,599	(280,627)
Other long-term assets - deposits	(2,928,775)	(470,319)
Due from related parties	1,422,254	(604,863)
Advances from customers	(353,432)	38,174
Accounts payable	(2,709,194)	3,064,257
Taxes payable	487,197	754,512
Due to related parties	-	(206,323)
Accrued expenses and other current liabilities	1,114,597	(110,836)
Net cash used in operating activities	(4,273,067)	(1,807,652)

Investing Activities
Acquisition of property and equipment	(143,493)	(822,777)
Acquisition of intangible assets	-	(190,000)
Prepayment for intangible assets	-	(1,440,107)
Net cash used in investing activities	(143,493)	(2,452,884)

Financing Activities
Proceeds from issuance of common stock	850,000	2,585,091
Net cash provided by financing activities	850,000	2,585,091

Effect of exchange rate fluctuations on cash	(389,049)	39,962

Net decrease in cash	(3,955,609)	(1,635,483)

Cash at beginning of year	7,098,259	8,733,742

Cash at end of year	$3,142,650	$7,098,259

Supplemental information
Income taxes paid	$166,960	$68,268
Interest paid	$-	$-